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                                                                   EXHIBIT 10.35

                              RESCISSION AGREEMENT

     THIS RESCISSION AGREEMENT ("Agreement"), dated as of August 5, 2005 (the "Effective Date") is by and between Ronald A. Hirsch ("Mr. Hirsch"), and Nord Resources Corporation, a California corporation ("NRC") (collectively, the "Parties").

                                   WITNESSETH

     WHEREAS, on October 20, 2003, NRC granted to Mr. Hirsch a stock option (the "Stock Option") to purchase three million (3,000,000) shares of NRC common stock at two cents ($0.02) per share; and

     WHEREAS, on June 29, 2004, Mr. Hirsch partially exercised the Stock Option to receive one million seven hundred fifty thousand (1,750,000) shares of NRC common stock (the "Option Shares") at an exercise price of two cents ($0.02) per share (the "Option Exercise") by paying NRC Thirty-Five Thousand Dollars ($35,000) (the "Exercise Price");

     WHEREAS, on April 4, 2005, the Parties made an oral agreement to rescind the Option Exercise;

     WHEREAS, this Agreement is intended to memorialize the Parties' oral agreement on April 4, 2005, to rescind the Option Exercise; and

     WHEREAS, the Parties agree to rescind the Option Exercise upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

                                    ARTICLE 1
                          RESCISSION OF OPTION EXERCISE

     1.1 Rescission of Option Exercise. Upon execution of this Agreement, subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, the Parties agree the Option Exercise is rescinded, effective June 29, 2004.

     1.2 Cancellation of the Shares. The Parties agree that Mr. Hirsch has no right or title to the Option Shares and that the Option Shares shall be cancelled on the books and records of NRC. Mr. Hirsch agrees to deliver the share certificate representing the Option Shares to NRC by July 20, 2005 for cancellation.

     1.3 Refund of Exercise Fund. NRC agrees to refund to Mr. Hirsch the Exercise Price plus interest, calculated at the rate of 10% per annum commencing on June 29, 2004; by executing a


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convertible note (the "Note")in the amount of $35,000 in favor of Mr. Hirsch in the form of Exhibit A, attached hereto, dated to be effective June 29, 2004.

     1.4 Effect on Stock Option. In rescinding the Option Exercise, the Parties agree that the Stock Option shall continue in full force and effect, pursuant to its terms, just as though the Option Exercise never occurred.

                                    ARTICLE 2
               REPRESENTATIONS AND COVENANTS OF NRC AND MR. HIRSCH

     2.1 NRC hereby represents and warrants that:

          (a) The Note has been duly authorized by the appropriate corporate action of NRC.

          (b) NRC shall transfer title, in and to the Note to Mr. Hirsch free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

          (c) As soon as practicable after the Effective Date, NRC shall deliver to Mr. Hirsch the executed Note subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide substantially as follows:

     THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

          (d) Mr. Hirsch acknowledges that the Note (and any shares of common stock received pursuant to the Note (the "Conversion Shares"), unless such shares are registered for sale with the SEC), will initially be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144"), that the Note will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the Note cannot be sold unless registered with the United States Securities and Exchange Commission ("SEC") and qualified by appropriate state securities regulators, or unless Mr. Hirsch obtains written consent from NRC and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

          (e) The Company is obligated to register the Conversion Shares in any registration statement filed by the Company with the Securities and Exchange Commission after the Effective Date, so that holders of the Conversion Shares shall be entitled to sell the same simultaneously with and upon the terms and conditions as the securities sold for the account of the Company are being sold pursuant to any such registration statement, subject to such lock-up


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provisions as may be proposed by the underwriter of said registration statement
(the "Piggyback Registration Right").

          (e) Mr. Hirsch acknowledges and agrees that NRC makes no other representations or warranties with respect to the Shares or the NRC.

     2.2 Mr. Hirsch represents and warrants to NRC as follows:

          (a) Mr. Hirsch has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Note offered by NRC of the size contemplated. Mr. Hirsch represents that he is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. Mr. Hirsch has had a full opportunity to inspect the books and records of the NRC and to make any and all inquiries of NRC officers and directors regarding the NRC and its business as he has deemed appropriate.

          (b) Mr. Hirsch is acquiring the Note, and any Conversion Shares he may receive, solely for his own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Note or Conversion Shares.

          (c) Mr. Hirsch will not sell or otherwise transfer the Note or the Conversion Shares without registration under the Act or an exemption therefrom and fully understands and agrees that he must bear the economic risk of holding the Note and any Conversion Shares he may receive for an indefinite period of time because, among other reasons, neither the Note nor the Conversion Shares have been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

                                    ARTICLE 3
                                  MISCELLANEOUS

     3.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     3.2 Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party


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hereto shall be in writing and shall be given by personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

     TO NRC:         Nord Resources Corporation

                     Attn.: Erland A. Anderson, President
                     3048 Seven Dash Road
                     Dragoon, AZ 85609

     TO Mr. Hirsch:  Ronald A. Hirsch
                     668 North Coast Highway, #171
                     Laguna Beach, CA 92651

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

     3.3 Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

     3.4 Choice of Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

     3.5 Jurisdiction. The parties submit to the jurisdiction of the Courts of the County of Orange, State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.


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     3.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     3.7 Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

NRC

NORD RESOURCES CORPORATION.
a Delaware corporation


------------------------------------------
By: Erland A Anderson
Its: President


MR. HIRSCH


------------------------------------------
By: Ronald A. Hirsch, an individual


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                                    EXHIBIT A

                            FORM OF CONVERTIBLE NOTE


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